Exhibit 21

Subsidiaries of Entergy Corporation as of December 31, 2014

Certain subsidiaries, which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 2014, have been omitted.

Name of Company	State of Incorporation

Entergy Corporation	Delaware
Entergy Arkansas, Inc.	Arkansas
System Fuels, Inc.	Louisiana
Arkansas Power & Light Company	Arkansas
Entergy Arkansas Restoration Funding, LLC	Delaware
EGS Holdings, LLC	Texas
Entergy Gulf States Louisiana, L.L.C.	Louisiana
Varibus L.L.C. (Varibus)	Texas
Prudential Oil & Gas L.L.C.	Texas
Southern Gulf Railway LLC	Texas
Gulf States Utilities Company	Texas
Entergy Louisiana Holdings, LLC	Texas
Entergy Louisiana Properties, LLC	Texas
System Fuels, Inc.	Louisiana
Entergy Louisiana, LLC	Texas
Louisiana Power & Light Company	Texas
Entergy Energy Company, LLC	Delaware
Entergy Louisiana Investment Recovery Funding I, L.L.C.	Louisiana
Entergy Mississippi, Inc.	Mississippi
System Fuels, Inc.	Louisiana
Jackson Gas Light Company	Mississippi
Entergy Power & Light Company	Mississippi
The Light, Heat and Water Company of Jackson, Mississippi	Mississippi
Mississippi Power & Light Company	Mississippi
Entergy New Orleans, Inc.	Louisiana
System Fuels, Inc.	Louisiana
New Orleans Public Service, Inc.	Louisiana
Entergy Texas, Inc.	Texas
Entergy Texas Restoration Funding, LLC	Delaware
Entergy Gulf States Reconstruction Funding I, LLC	Delaware
Prudential Oil & Gas L.L.C.	Texas
Southern Gulf Railway LLC	Texas
GSG&T, Inc.	Texas
System Energy Resources, Inc.	Arkansas
Entergy Services, Inc.	Delaware
Entergy Operations, Inc.	Delaware
Entergy Enterprises, Inc.	Louisiana
Entergy Nuclear, Inc.	Delaware
TLG Services, Inc.	Connecticut
Entergy Nuclear PFS Company	Delaware
Entergy Nuclear Potomac Company	Delaware

Name of Company	State of Incorporation

Entergy Nuclear Holding Company # 1	Delaware
Entergy Nuclear Generation Company	Massachusetts
Entergy Nuclear New York Investment Company I	Delaware
Entergy Nuclear Indian Point 3, LLC	Delaware
Entergy Nuclear FitzPatrick, LLC	Delaware
Entergy Nuclear Holding Company # 2	Delaware
Entergy Nuclear Operations, Inc.	Delaware
Entergy Nuclear Fuels Company	Delaware
Entergy Nuclear Vermont Finance Company	Delaware
Entergy Nuclear Holding Company, LLC	Delaware
Entergy Nuclear Midwest Investment Company, LLC	Delaware
Entergy Nuclear Palisades, LLC	Delaware
Entergy Nighthawk GP, LLC	Delaware
Entergy Nighthawk LP, LLC	Delaware
Entergy Rhode Island State Energy, L.P.	Delaware
Entergy Nuclear Holding Company # 3, LLC	Delaware
Entergy Nuclear Indian Point 2, LLC	Delaware
Entergy Nuclear Nebraska, LLC	Delaware
Entergy Nuclear Vermont Investment Company, LLC	Delaware
Entergy Nuclear Vermont Yankee, LLC	Delaware
Entergy Finance Holding, Inc.	Arkansas
Entergy Global Trading Holdings, LLC	Delaware
Entergy Power Marketing Holding II, Inc.	Delaware
Entergy Nuclear Power Marketing, LLC	Delaware
Entergy Amalgamated Competitive Holdings, LLC	Delaware
Entergy Power Gas Operations, LLC	Delaware
EWO Wind II, LLC	Delaware
Entergy Power Ventures, LLC	Delaware
EWO Marketing, LLC	Delaware
EAM Nelson Holding, LLC	Delaware
EK Holding III, LLC	Delaware
Entergy Power Investment Holding, Inc.	Delaware
Entergy Asset Management, Inc.	Delaware
Entergy Power, LLC	Delaware
Entergy International Holdings, LLC	Delaware
Entergy Global, LLC	Arkansas
Entergy International LTD LLC	Delaware
Entergy Holdings Company LLC	Delaware